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EXHIBIT 22 - PARENT AND SUBSIDIARIES OF THE REGISTRANT

      The Company has no parent. The following were subsidiaries of the Company as of December 31, 1993.


                                                             Percentage of
                                                                Voting
                                             Jurisdiction     Securities
                                                  of           Owned By
                 Name                        Organization  Immediate Parent
- -----------------------------------------    ------------  ----------------
Bemis Company, Inc. (the "Registrant")

    Bemis Maral, S. A.                       Mexico               49%

    Bemis Export Co., Ltd.                   Jamaica              80%

    Bemis Canada Limited                     Canada              100%

    Curwood, Inc.                            Delaware            100%

       Curwood Packaging (Canada) Limited    Canada              100%

    Hayssen Manufacturing Company            Delaware            100%

       Hayssen Europa Limited                United Kingdom      100%

       Hayssen Europa G.m.b.H.               Germany             100%

       Hayssen Europa S.R.L.                 Italy               100%

       Hayssen Mexico S.A. de C.V.           Mexico              100%

   MacKay Gravure Systems, Inc.              Kentucky            100%

   Mankato Corporation                       Delaware            100%

   Master Palletizer Systems, Inc.           Colorado            100%

   Milprint, Inc.                            Wisconsin           100%

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                                                              Percentage of
                                                                 Voting
                                             Jurisdiction      Securities
                                                  of            Owned By
                 Name                        Organization   Immediate Parent
- ----------------------------------------     ------------   ----------------
    Morgan Adhesives Company                 Ohio                86.9%

      MACtac Europe, S. A.                   Belgium              100%

         Bemis Coordination Center, S. A.    Belgium              100%

         Morgan Adhesives, G.m.b.H.          Germany              100%

         MACtac France, S.a.r.L.             France               100%

      MACtac Scandinavia, A. B.              Sweden               100%

      MACtac Canada Ltd/Ltee                 Canada               100%

      MACtac U.K. Limited                    United Kingdom       100%

      MACtac, A. G.                          Switzerland          100%

      MACtac Mexico, S. A.                   Mexico                49%

      Accraply, Inc.                         Ohio                 100%

      Bemis Export Co., Ltd.                 Jamaica               20%

   Pervel Industries, Inc.                   Delaware             100%